UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2021

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On November 19, 2021, Elys Game Technology, Corp., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (the “Sales Agent”) pursuant to which the Company may offer and sell its shares of common stock, par value $0.0001 per share (the “Common Stock”), from time to time, through the Sales Agent (the “Offering”).

The Common Stock is being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-256815), which was declared effective on June 14, 2021 (the “Registration Statement”). A prospectus supplement to the Registration Statement relating, to the Offering of an aggregate offering price of up to $50,000,000, has been filed with the U.S. Securities and Exchange Commission (the “SEC”).

From time to time during the term of the Sale Agreement, the Company may deliver a placement notice to the Sales Agent specifying the length of the selling period, the amount of shares of Common Stock to be sold, any limitation on the number of shares that may be sold in any one trading day and the minimum price below which sales may not be made. Upon its acceptance of the placement notice from the Company, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase shares of Common Stock, under the terms and subject to the conditions set forth in the Sale Agreement, by means of ordinary brokers’ transactions on the Nasdaq Stock Market (the “Nasdaq”), in negotiated transactions or in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), in block transactions, sales made directly on the Nasdaq Capital Market or sales made into any other existing trading markets of the shares of Common Stock. The Company may instruct the Sales Agent not to sell shares of Common Stock if the sales cannot be effected at or above the price designated by the Company in any placement notice. The Company or the Sales Agent may suspend the offering of the shares of Common Stock at any time upon proper notice and subject to other conditions.

The Company will pay the Sales Agent a commission for its services in acting as agent in the sale of shares of Common Stock. The Sales Agent will be entitled to compensation in an amount equal to three percent (3.0%) of the gross sales price of all of the shares of Common Stock sold through it under the Sale Agreement. In addition, the Company will reimburse the Sales Agent for certain expenses, including the fees and disbursements of the Sales Agent’s legal counsel, in an amount not to exceed $200,000 in addition to certain ongoing disbursements of its legal counsel, unless the Company and the Sales Agent otherwise agree.

The Sale Agreement will terminate upon the earlier of (1) the sale of all the shares of Common Stock subject to the Sale Agreement or (2) termination of the Sale Agreement by the Sales Agent or the Company, as permitted therein.

The Company made certain customary representations, warranties and covenants concerning the Company and the shares of Common Stock in the Sale Agreement and also agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

Gracin & Marlow, LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Shares of Common Stock. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Company intends to use the net proceeds from the Offering, if any, for general corporate purposes, which may include, among other things, working capital.

The Sale Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The description of the material terms of the Sale Agreement is qualified in its entirely by reference to such Exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated November 19, 2021, by and between Elys Game Technology Corp. and Jefferies LLC

5.1	Opinion of Gracin & Marlow, LLP

23.1	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman